EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 14, 2016, relating to the consolidated financial statements of Icagen, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ RBSM LLP

New York, NY

August 16, 2016